UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):   December 31, 2005.

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)
204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code: 254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Life Partners Holdings, Inc. (“we”) announced that we and Life Partners, Inc. (our principal subsidiary) (“Life Partners”) entered into a limited partnership arrangement with an investment fund managed by a well-known U.S. based global investment and asset management firm with billions of dollars under management.

Over the next three to nine months, the limited partnership expects to invest $50 million in life settlement contracts from Life Partners on a cost basis. The death benefits of the life insurance policies underlying the settlement contracts may be in excess of $150 million. Life Partners will bear 10% of the purchase and premium maintenance costs in exchange for a like share of the equity return, plus a substantial promotional interest after the return of capital.

With the purchase of each policy, Life Partners will receive a small service fee to cover its administrative costs related to each transaction. Life Partners will also pay certain capitalized costs, including attorney and investment banking fees relating to the establishment of the limited partnership.

We believe the arrangement will provide attractive returns on invested capital over the long-term, most of which we expect during a four- to eight-year period, although some returns may be realized sooner and some may require more time. The arrangement also expands our institutional market significantly, which we believe is important for future growth.

For our 10% interest and promotional interest, we shall invest $5.0 million of the $50.0 million, which the limited partnership intends to invest in the purchase of life settlements. We will also pay our share of the premium maintenance costs, which is estimated at not more than $600,000 per year. The limited partnership is expected to account for its investment at fair value, based on recent actions by the Financial Accounting Standards Board (proposed FSP 85-4-a pending). The new accounting method would allow the limited partnership - and by extension, us - to record the life settlements at their cost. Premium maintenance costs are added to value of the life settlements. The parties anticipate they may undertake similar future arrangements if this initial arrangement is successful.

While obtaining these life settlement policies for the limited partnership increases administrative responsibilities, we have made prior investments in infrastructure and software in order to accommodate the increase in business. We do not anticipate that the limited partnership will greatly affect our typical retail viatical and other life settlement investors. We also believe that the supply of potential life settlements is sufficient and growing as awareness of the benefits of life settlement transactions grows. We believe our personnel, infrastructure and internal procedures are capable of handling the increased workload without significant adjustments or increases in administrative expenses.

Caution About Forward-Looking Statements

This Current Report contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties, which may cause actual results to differ materially from those set forth in such statements. Such forward-looking statements include, without limitation, statements relating to our expectations about the limited partnership, the amount of settlement contracts to be purchased, the face amount of the underlying life insurance policies, the possible accounting results from the transaction, including the effect on liquidity, and the prospects of future transactions. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. All forward-looking statements in this report are made as of the date hereof, based on information available to us as of the date hereof and we undertake no obligation to publicly update any forward-looking statement in order to reflect events or circumstances that arise after the date of this report. Forward-looking statements in this report should be evaluated together with, and actual results may be affected by, the many uncertainties that affect our business, particularly those mentioned in our Form 10-KSB for the year ended February 28, 2005, under the captions “Forward-Looking Statements” and “Risk Factors”, and in periodic reports on Form 10-QSB and Form 8-K.

Section 2 - Financial Information

Item 2.02. Results of Operations and Financial Condition.

The information required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 above and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description
	99.1	Press release dated January 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January __, 2006

Life Partners Holdings, Inc.
By: /s/ Nina Piper
Nina Piper
Principal Accounting Officer

EXHIBIT INDEX

DESCRIPTION OF EXHIBIT

Number	Description	Page
99.1	Press release	6